UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 22, 2019 (July 19, 2019)

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland

(State of other jurisdiction of incorporation)

1-12928 (Commission file number)	38-3148187 (I.R.S. Employer Identification No.)

70 E. Long Lake Road Bloomfield Hills, MI (Address of principal executive offices)	48304 (Zip code)

(Registrant’s telephone number, including area code) (248) 737-4190

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	ADC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On July 22, 2019, Agree Realty Corporation (the “Company”) issued a press release describing its results of operations for the second quarter ended June 30, 2019. The press release is furnished as Exhibit 99.1 to this report and is hereby incorporated by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2019, the Board of Directors (the “Board”) of the Company voted to increase the size of the Board to ten members and voted to appoint Simon J. Leopold to the Board to fill the vacancy created by the increase in Board size, effective July 19, 2019. Mr. Leopold will stand for election at the Company’s 2020 Annual Meeting of Stockholders.

Mr. Leopold will also serve on the Audit Committee of the Board. The Board has determined that Mr. Leopold meets all applicable requirements to serve on the Board and the Audit Committee, including those set forth in the Company’s Corporate Governance Guidelines, the listing standards of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission (“SEC”). In addition, the Board has determined that Mr. Leopold qualifies as an “audit committee financial expert” pursuant to SEC rules and regulations.

Mr. Leopold has served as Executive Vice President and Chief Financial Officer of Taubman Centers, Inc. (“Taubman”) since January 2016, and has served as Treasurer of Taubman since September 2012. Mr. Leopold joined Taubman in September 2012 as Senior Vice President, Capital Markets and Treasurer, and he became Executive Vice President, Capital Markets and Treasurer in March 2015. Previously, Mr. Leopold served as managing director in the real estate investment banking groups at Deutsche Bank (1999 to 2011), KBW (2011 to 2012) and UBS (2012). Mr. Leopold also worked in New York City government in a variety of urban planning and economic development positions in the Office of the Mayor, Department of City Planning and the city’s Economic Development Corporation. He is a member of the National Association of Real Estate Investment Trusts, the International Council of Shopping Centers and the Urban Land Institute.

In connection with his appointment to the Board, Mr. Leopold will be compensated in accordance with the Company’s non-employee director compensation program.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press release, dated July 22, 2019, reporting the Company’s results of operations for the second quarter ended June 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

By:	/s/ Clayton R. Thelen
Name: Clayton R. Thelen
Title: Chief Financial Officer and Secretary

Date: July 22, 2019